UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, Hillenbrand, Inc. (the “Company”) promoted Megan A. Walke, age 43, who has been serving as Interim Chief Accounting Officer of the Company, to the position of the Company’s Vice President, Chief Accounting Officer, effective May 23, 2022. Ms. Walke became the Company’s Interim Chief Accounting Officer in February 2022, having served as the Company’s Director, Financial Reporting since August 2014 and prior to that in roles of increasing responsibility in the Company’s finance organization. Ms. Walke began her career with nearly a decade in public accounting at Ernst & Young.

The Company has entered into employment documentation with Ms. Walke in substantially the same form as it has with other officers. Ms. Walke’s compensation package includes an annual base salary of $230,000 and an annual short-term incentive compensation target at 40% of base salary. In addition, Ms. Walke will be eligible to participate in annual equity-based awards under the Company’s long-term incentive compensation plan. She will also be eligible to participate in the benefit plans provided to the Company’s officers generally.

There are no arrangements or understandings between Ms. Walke and any other person pursuant to which she was appointed as an officer of the Company. There are no family relationships between Ms. Walke and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

Date: May 23, 2022
	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer